Exhibit 99.3

SKYFENCE NETWORKS LTD.

2013 Share Incentive Plan

SKYFENCE NETWORKS LTD.

2013 SHARE INCENTIVE PLAN

A. NAME AND PURPOSE

1. Name: This plan, as amended from time to time, shall be known as the “Skyfence Networks Ltd. 2013 Share Incentive Plan”.

2. Purpose: The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and/or contractors of the Company, by providing them with opportunities to purchase Shares, pursuant to a plan approved by the Board which is designed to enable the Company to issue equity based awards.

Incentives under the Plan will only be issued to Grantees (as defined below) subject to the Applicable Laws in their respective country of residence.

B. DEFINITIONS

“Administrator” means (i) the Board, or (ii) a committee of the Board appointed by the Board for the purpose of the administration of the Plan and, if a committee is appointed, to the extent acting in accordance with specific authorization and guidelines provided by the Board for such purpose and subject to any restriction under Applicable Laws.

“Adoption Date” means the Date of Grant, or any other date of commencement of vesting of an Award, for the purposes of the Plan, that is determined by the Administrator for a given grant of an Award.

“Affiliate” means any company (i) that holds at least 10% of the issued share capital of Skyfence Networks Ltd. or of its voting power, or (ii) in which Skyfence Networks Ltd. holds at least 10% of the issued share capital or voting power, or (iii) in which a company under clause (i) above also holds at least 10% of its issued share capital or voting power.

“Applicable Laws” means the requirements relating to equity compensation plans and Awards granted under it pursuant to Israeli law, any share exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Award” means, individually or collectively, Options, Shares, Restricted Shares, or Restricted Share Units.

“Board” means the Board of Directors of the Company.

“Cause” means (i) breach of the Grantee’s duty of loyalty towards the Company, or (ii) breach of the Grantee’s duty of care towards the Company, or (iii) the commission of any flagrant criminal offense by the Grantee, or (iv) the commission of any act of fraud, embezzlement or dishonesty towards the Company by the Grantee, or (v) any unauthorized use or disclosure by the Grantee of confidential information or trade secrets of the Company, or (vi) involvement in a transaction in connection with the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit, or (vii) any other intentional misconduct by the Grantee (by act or omission) adversely affecting the business or affairs of the Company in a material manner, or (viii) any act or omission by the Grantee which would allow for the termination of the Grantee’s employment without severance pay, according to Applicable Laws (including the Israeli Severance Pay Law, 1963), or any similar provision of law in the jurisdiction in which the Grantee is employed.

“Cessation of Service” means Grantee’s cessation of providing services as a Service Provider of the Company.

“Change of Control” means an event following which the persons and/or entities that control the Company, directly or indirectly, at the time of adoption of this Plan, shall cease to have the right to appoint, directly or indirectly, independently, or together with another person or entity (as a result of an agreement with such person or entity, or otherwise), 50% or more of the members of the Board.

“Companies Law” means the Israeli Companies Law, 1999.

“Company” means Skyfence Networks Ltd., a company organized under the laws of the State of Israel, or any Affiliate thereof.

“Consultant” means any person, including an advisor, engaged by the Company to render services to it, who is not an Employee.

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its subsidiaries;

(ii) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the outstanding securities of the Company resulting in a Change of Control;

(iii) a merger, consolidation or similar transaction resulting in a Change of Control;

(iv) a merger, consolidation or reorganization following which the Company is the surviving corporation but the Ordinary Shares of the Company outstanding immediately preceding the merger, consolidation or reorganization are converted or exchanged by virtue of the merger, consolidation or reorganization into other property, whether in the form of securities, cash or otherwise (the “Reorganization”).

Whether a transaction is a “Corporate Transaction” as defined above, shall be finally and conclusively determined by the Administrator in its absolute discretion.

“Date of Grant” means the effective date of grant of an Award, as detailed in Section 5.1 below.

“Date of Cessation” means the effective date of a Cessation of Service.

“Director” means a member of the Board or of the board of directors of an Affiliate.

“Disability” means the inability to engage in any substantial gainful occupation for which the Grantee is suited by education, training or experience, by reason of any medically determinable physical or mental impairment that is expected to result in such person’s death or to continue for a period of six (6) consecutive months or more.

“Employee” means any person, including officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exercise Conditions” means a Vesting Period and/or Performance Conditions.

“Exercise Price” means (i) the purchase price per Share subject to an Award, or (ii) the nominal value per Share to be paid upon the vesting of an Award that does not require exercise by the Grantee, to the extent the Grantee is required to pay such nominal value hereunder, as applicable.

“Exercised Share” means a Share issued upon exercise of an Award or vesting of an Award, as applicable, or, if applicable, a freely transferable Share issued to a Grantee not resulting from another type of Award.

“Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(i) if the Shares are listed on any established stock exchange or national market system - the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the close of business day prior to the day of determination, as reported in such source as the Administrator deems reliable;

(ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported - the mean between the high bid and low asked prices for the Shares on the close of business day prior to the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in such source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Shares - as determined in good faith by the Administrator.

“Grantee” means the person to whom an Award shall be granted under the Plan.

“IPO” means an initial underwritten public offering of Shares.

“Notice of Exercise” means a written notice of exercise of an Award, delivered by a Grantee to the Company.

“Notice of Grant” means a written notice of the grant of an Award, accompanied by an applicable agreement between the Company and the Grantee relating to the terms of grant of said Award.

“Option” means an option to purchase a Share or Shares.

“Performance Based Award” means a performance based Award as defined in Section 10.1 below.

“Performance Conditions” mean Performance Conditions as defined in Section 10.1 below.

“Plan” means this “Skyfence Networks Ltd. 2013 Share Incentive Plan”, as amended from time to time.

“Representative” means any third party designated by the Company for the purpose of the exercise of Awards, as provided in Section 8.2 below.

“Restricted Share” means a Share issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions as established by the Company, as detailed in Section 9A below.

“RSU” means Restricted Share Unit, as defined in Section 9 below.

“Sale” means the sale of all or substantially all of the issued and outstanding share capital of the Company. For purposes of a Sale, whether “all or substantially all of the issued and outstanding share capital of the Company is to be sold”, shall be finally and conclusively determined by the Administrator in its absolute discretion.

“Service Provider” means an Employee, Director or Consultant.

“Share” means an Ordinary Share, nominal value of NIS 0.01 each, of the Company.

“Stock Market” means a stock exchange or an electronic securities trading system (such as NASDAQ).

“Successor Entity Award” means securities of any successor entity, as provided in Section 11.3 below.

“Tax” means any and all federal, provincial, state and local taxes of any applicable jurisdiction, and other governmental fees, charges, duties, impositions and liabilities of any kind whatsoever, including social security, national health insurance or similar compulsory payments, together with all interest, linkage for inflation, penalties and additions imposed with respect to such amounts.

“Vesting Period” of an Award means, for the purpose of the Plan and its related instruments, the period between the Adoption Date and the date on which (i) the Grantee may exercise the Award into Exercised Shares; or (ii) if said Award does not require the Grantee to exercise it, the date on which the Award vests into an Exercised Share; or (iii) the date on which a Share (not resulting from another type of Award) may be freely transferred by the Grantee (subject to any other restrictions prescribed herein or by law).

C. GENERAL TERMS AND CONDITIONS OF THE PLAN

3. Administration:

3.1 The Plan will be administered by the Administrator, subject to Applicable Laws, including but not limited to the instructions of the Companies Law.

3.2 Subject to the general terms and conditions of the Plan, the Administrator shall have the full authority in its discretion, from time to time and at any time to determine (i) the Grantees under the Plan, (ii) the number of Shares subject to each Award, the type of Award, and the Exercise Price per Share, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions, including Performance Conditions (as defined in Section 10 below), if applicable, on which Awards may vest or be exercised and on which Shares shall be paid for, (v) the method of payment for Shares purchased pursuant to any Award, (vi) the method for satisfaction of any tax withholding obligation arising in connection with an Award, including by the withholding, delivery or sale of Shares, (vii) rules and provisions, as may be necessary or appropriate to permit eligible Grantees resident or employed in any specific jurisdiction to participate in the Plan and/or to receive preferential tax treatment in their country of residence, with respect to Awards granted hereunder, including the adoption of a sub-plan to this Plan, as provided in Section 13.2 below; and/or (viii) the Fair Market Value of a Share covered by an Award or the method to be used in order to determine such Fair Market Value, and/or (ix) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

3.3 The Administrator may, from time to time, adopt such rules and regulations for carrying out the Plan, as it may deem necessary.

3.4 The interpretation and construction by the Administrator of any provision of the Plan or of any Award thereunder shall be final and conclusive and binding on all parties who have an interest in the Plan or any Award or Exercised Share, unless otherwise determined by the Board.

4. Eligible Grantees:

4.1 The Administrator, at its discretion, may grant Awards to any Service Provider of the Company. Anything in the Plan to the contrary notwithstanding, all grants of Awards shall be authorized and implemented only in accordance with the provisions of Applicable Laws.

4.2 The grant of an Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of Awards pursuant to the Plan or any other incentive plan of the Company.

5. Date of Grant and Shareholder Rights:

5.1 Date of Grant. Subject to Sections 7.1 and 7.2 hereof and to any Applicable Laws, the Date of Grant shall be the date the Administrator resolves to grant such Award, or any future date determined as the effective date of a grant of an Award, if so expressly stated by the Administrator in its determination relating to the grant of an Award. The Company shall promptly give the Grantee a Notice of Grant following such resolution.

5.2 Voting Rights. Unless determined otherwise by the Administrator, as a condition precedent to any Award being exercised or vested, as applicable, the Grantee shall execute and deliver a proxy and power of attorney with respect to any Exercised Shares held by the Grantee (or for his benefit) in a form that is appropriate under Applicable Laws and that appoints the Chairman of the Board or such other person as shall be designated by the Administrator, from time to time. The proxy holder shall vote such Exercised Shares only in the same proportion as the result of the shareholders vote, in respect of which such Exercised Shares are being cast. Such proxy shall terminate and be of no further force and effect upon a consummation of an IPO (as defined herein).

Such person or persons designated by the Board to act pursuant to such proxy, shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with such proxy unless arising out of such person’s own fraud or bad faith, to the extent permitted by Applicable Laws. Such indemnification shall be in addition to any rights of indemnification the proxy holder may have under the Company’s Articles of Association, any agreement, any vote of shareholders, insurance policy or otherwise.

5.3 Shareholder Rights. Subject to the aforesaid in this section, the holder of an Award shall have no shareholder rights with respect to the Shares subject to such Award until such person (i) shall have exercised such Award or such Award has vested into a Share, as applicable, and (ii) shall have all restrictions applicable to any Shares issued to him removed, if applicable; and (iii) has paid the applicable Exercise Price, if any; and (iv) has become the record holder of the Exercised Shares.

6. Reserved Shares:

6.1 The total number of Shares that may be subject to Awards granted under this Plan shall not exceed 2,000,000 in the aggregate, subject to adjustments as provided in Section 11 hereof.

6.2 All Shares under the Plan, in respect of which the right of a Grantee to purchase or be issued the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Awards under the Plan, and under any sub-plans of this Plan, as the Administrator may determine at its own discretion, from time to time, provided, however, that until termination of the Plan the Company shall at all times reserve sufficient number of unissued Shares to meet the requirements of the Plan.

6.3 Without derogating from the foregoing and subject to Applicable Law, the Administrator shall have full authority in its discretion to determine that the Company may issue, for the purposes of this Plan and/or any other plans, previously issued Shares that are held by the Company, from time to time, as Dormant Shares (as such term is defined in the Companies Law).

7. Required Approvals; Notice of Grant; Vesting:

7.1 The implementation of the Plan and the granting of any Award under the Plan shall be subject to the Company’s procurement of all approvals and permits required by Applicable Laws or regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

7.2 The Notice of Grant shall state, inter alia, the number of Shares subject to each Award, the type of Award, the vesting schedule, the dates when the Award may be exercised and/or will vest (as applicable), any restrictions upon transfer or sale of Shares (if applicable), the Exercise Price, the tax treatment to which the Award is subject and such other terms and conditions as the Administrator at its discretion may prescribe, provided that they are consistent with the Plan.

7.3 Vesting of Awards. Unless determined otherwise by the Administrator, the Vesting Period pursuant to which such Awards shall vest, shall be such that all Awards shall be fully vested on the first business day following the passing of four (4) years from the Adoption Date, such that 25% of the Awards shall vest on the first anniversary of the Adoption Date, and 75% of the Awards shall vest in twelve (12) equal installments upon the lapse of each three-month period following the first anniversary of the Adoption Date.

Unless determined otherwise by the Administrator, any period in which the Grantee shall not be employed by the Company, or in which the Grantee shall have taken an unpaid leave of absence (excluding a leave for military reserves duty or the mandatory maternity leave determined by law), or in which the Grantee shall cease to serve as Service Provider of the Company, shall not be included in the Vesting Period.

7.4 Acceleration of Vesting. Anything herein to the contrary in the Plan notwithstanding, the Administrator shall have full authority to determine at any time any provisions regarding the acceleration of the Vesting Period of any Award (including, without limitation, accelerating the vesting schedule of any outstanding unvested Award upon a Corporate Transaction), or the cancellation of all or any portion of any outstanding restrictions or Exercise Conditions with respect to any Award or Share upon certain events or occurrences, and to include such provisions in the Notice of Grant on such terms and conditions as the Administrator shall deem appropriate.

8. Options:

8.1 Exercise Price; Re-pricing of Options.

8.1.1 The Exercise Price per Share subject to each Option shall be determined by the Administrator in its sole and absolute discretion, subject to Applicable Laws and to guidelines adopted by the Board, from time to time. In the event the Exercise Price is not determined by the Administrator, and provided the Company’s shares are listed on any Stock Market, the Exercise Price of an Option shall be equal to the closing price of the Company’s Share on such Stock Market for the last trading day before the Date of Grant of such Option.

8.1.2 Subject to Applicable Laws, the Administrator shall have full authority to, at any time and from time to time, (i) grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an Exercise Price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Administrator may prescribe in accordance with the provisions of the Plan, or (ii) effectuate a decrease in the Exercise Price (see Section 8.1.1 above) of outstanding Options.

8.2 Exercise of Options. Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan. The exercise of an Option shall be made by a written Notice of Exercise delivered by the Grantee to the Company at its principal executive office, and/or to a Representative, in such form and method as may be determined by the Company, specifying the number of Shares to be purchased and accompanied by the payment of the Exercise Price, at the Company’s or the Representative’s principal office, and containing such other terms and conditions as the Administrator shall prescribe from time to time.

Each payment for Exercised Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank’s check payable to the order of the Company, or such other method of payment acceptable to the Company.

8.3 Net Exercise. Notwithstanding the provisions of Section 8.2 above, the Board may determine that instead of issuing one Exercised Share as a result of the exercise of each one Option (subject to adjustments under Section 11 herein), any Options shall be exercised using the following method (the “Net Exercise”):

(a) Upon exercise of the Options, the Company shall issue to the Grantee (or for his benefit) the Net Exercise Shares (as defined below), and the following formula shall apply:

X =	Y(A – B)
A – N

Whereas:

X = The number of Shares resulting from the exercise of the Options (the “Net Exercise Shares”).

Y = The number Options in respect of which a Notice of Exercise has been delivered to the Company.

A = The Fair Market Value.

B = The Exercise Price.

N = The nominal Value of a Share.

(b) The Grantee shall not be required to pay to the Company any sum with respect to the exercise of such Options, other than a sum equal to the aggregate nominal value of the Net Exercise Shares (which shall be paid in a manner provided in Section 8.2 above) (the “Nominal Value Sum”). However, the Company shall have the full authority in its discretion to determine at any time that the Nominal Value Sum shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of Applicable Laws regarding issuance of Shares for consideration that is lower than the nominal value of such Shares;

(c) In any event, no fractional Shares will be issued to the Grantee and the number of Shares granted to the Grantee under the Plan shall be rounded off (upward or downward, as the Administrator shall determine) to the nearest whole number.

8.4 Term of Options. Unless otherwise determined by the Administrator, anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 8.6 hereof, if any Option has not been exercised and the Shares subject thereto not paid for within seven (7) years after the Date of Grant (or any shorter or longer period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and the Shares subject to such Options shall again be available for grant through Awards under the Plan, or under any sub-plans of the Plan, as provided for in Section 6 herein.

8.5 The exercise of the Options shall be subject to any Applicable Laws, including when applicable, the limitations in connection with the use of nonpublic information.

8.6. Cessation of Service.

8.6.1. In the event of a Cessation of Service, all Options theretofore granted to such Grantee, unless determined otherwise by the Administrator, shall terminate as follows:

(a) All such Options that are not vested on the Date of Cessation shall terminate immediately.

(b) If the Grantee’s Cessation of Service is by reason of such Grantee’s death or Disability, such Options (to the extent vested at the Date of Cessation) shall be exercisable by the Grantee or the Grantee’s guardian, legal representative, estate or other person to whom the Grantee’s rights are transferred by will or by laws of descent or distribution, at any time until the lapse of twelve (12) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate.

(c) If the Grantee’s Cessation of Service is due to any reason other than those stated in Sections 8.6.1(b) and 8.6.1(d) herein, such Options (to the extent vested on the Date of Cessation) shall be exercisable at any time until the lapse of three (3) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate; provided, however, that if the Grantee dies within such period, such Options (to the extent vested on the Date of Cessation) shall be exercisable by the Grantee’s legal representative, estate or other person to whom the Grantee’s rights are transferred by will or by laws of descent or distribution at any time until the lapse of twelve (12) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate.

(d) Notwithstanding the aforesaid, if the Grantee’s Cessation of Service is for Cause, all of the Options whether vested or not shall ipso facto expire immediately and be of no legal effect.

(e) Whether the Cessation of Service of a particular Grantee is by reason of “Disability” for the purposes of paragraph 8.6.1(b) hereof, or is a Cessation of Service other than by reason of such Disability for the purposes of paragraph 8.6.1(C), or is for Cause as set forth in paragraph 8.6.1(d) hereof, shall be finally and conclusively determined by the Administrator in its absolute discretion.

(f) Notwithstanding the aforesaid, under no circumstances shall any Option be exercisable after the specified expiration of the term of such Option.

8.6.2 Notwithstanding the foregoing provisions of this Section 8.6, the Administrator shall have the discretion, exercisable either at the time an Option is granted or thereafter, to:

(a) Extend the period of time for which the Option is to remain exercisable following the Date of Cessation to such greater period of time, as the Administrator shall deem appropriate, but in no event beyond the specified expiration of the term of the Option; and/or

(b) Permit the Option to be exercised, during the applicable exercise period following the Date of Cessation, not only with respect to the number of Shares for which such Option is exercisable at the Date of Cessation but also with respect to one or more additional installments in which the Grantee would have vested under the Option had the Grantee continued in the employ or service of the Company.

8.6.3 Notwithstanding the foregoing provisions of this Section 8.6, unless determined otherwise by the Administrator, and for the avoidance of doubt, the transfer of a Grantee from the employ or service of the Company to the employ or service of an Affiliate, or from the employ or service of an Affiliate to the employ or service of the Company or another Affiliate, shall not be deemed a Cessation of Service for purposes hereof. Furthermore, and notwithstanding the foregoing provisions of this Section 8.6, the Administrator may determine that the transfer of a Grantee from the a status of an Employee status to a status of a Consultant or from a status of a Consultant to a status of an Employee, shall not be deemed a Cessation of Service for purposes hereof.

9. Restricted Share Units:

9.1 Subject to the sole and absolute discretion and determination of the Administrator, the Administrator may decide to grant under the Plan, Restricted Share Unit(s) (“RSU(s)”). A RSU is a right to receive a Share of the Company, under certain terms and conditions, for a consideration of no more than the underlying Share’s nominal value. Upon the lapse of the Exercise Conditions of a RSU, such RSU shall automatically vest into an Exercised Share of the Company (subject to adjustments under Section 11 herein) and the Grantee shall pay to the Company its nominal value. The Board, in its sole discretion, shall determine procedures from time to time for payment of such nominal value by the Grantee or for collection of such amount from the Grantee by the Company. However, the Company shall have the full authority in its discretion to determine at any time that said nominal value shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of Applicable Laws regarding issuance of Shares for consideration that is lower than the nominal value of such Shares.

9.2 Unless determined otherwise by the Administrator, in the event of a Cessation of Service, all RSUs theretofore granted to such Grantee when such Grantee was a Service Provider of the Company that are not vested on the Date of Cessation, shall terminate immediately and have no legal effect.

9.3 All other terms and conditions of the Plan applicable to Options, shall apply to RSUs, mutatis mutandis. It is clarified, that without deviating from the foregoing in Sub-Section 9.2, the provisions of Section 8.6 herein, shall, mutatis mutandis, apply to RSUs in the event of Cessation of Service.

9A. Restricted Shares.

9A.1 Restricted Share Awards may be granted upon such terms and conditions, as the Administrator shall determine.

9A.2 Purchase Price. No monetary payment (other than payments made for applicable Taxes) shall be required as a condition of receiving Shares pursuant to a grant of Restricted Shares. Notwithstanding the foregoing, the Grantee shall furnish consideration in the form of cash having a value not less than the nominal value of the Shares subject to an award of Restricted Shares. The Board, in its sole discretion, shall determine procedures from time to time for payment of such nominal value by the Grantee or for collection of such amount from the Grantee by the Company. However, the Company shall have the full authority in its discretion to determine at any time that said nominal value shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of Applicable Laws regarding issuance of Shares for consideration that is lower than the nominal value of such Shares.

9A.3 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Shares may (but need not) be made subject to Exercise Conditions as described herein, as shall be established by the Administrator and set forth in the applicable Notice of Grant evidencing such Award. During any restriction period in which Shares acquired pursuant to an award of Restricted Shares remain subject to Exercise Conditions, such Shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of unless otherwise provided in the Plan. Upon request by the Company, each Grantee shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and the Company may place appropriate legends evidencing any such transfer restrictions on the relevant share certificates.

9A.4 Voting Rights; Dividends and Distributions. Except as provided in this section and in any Notice of Grant, and subject to the provisions of Section 5.2 above, during any restriction period applicable to Shares subject to an award of Restricted Shares, the Grantee shall have all of the rights of a shareholder of the Company holding Shares, including the right to receive all dividends and other distributions paid with respect to such Shares. However, in the event of a dividend or distribution paid in Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 11.1, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Grantee is entitled by reason of the Grantee’s award of Restricted Shares shall be immediately subject to the same Exercise Conditions as the Shares subject to the award of Restricted Shares with respect to which such dividends or distributions were paid or adjustments were made.

9A.5 Cessation of Service. Unless otherwise provided by the Administrator, in the event of Cessation of Service of a Grantee, for any reason, whether voluntary or involuntary (including the Grantee’s death or disability), then the Grantee shall forfeit to the Company any Shares acquired by the Grantee pursuant to an award of Restricted Shares which remain subject to Exercise Conditions as of the Date of Cessation.

9A.6 All other terms and conditions of the Plan applicable to Options, shall apply to Restricted Shares, mutatis mutandis. It is clarified, that without deviating from the foregoing in Sub-Section 9A.5., the provisions of Section 8.6 herein, shall, mutatis mutandis, apply to Restricted Shares in the event of Cessation of Service.

10. Performance Based Awards:

10.1 Subject to the sole and absolute discretion and determination of the Administrator, the Administrator may decide to grant Awards under the Plan, the exercise or vesting of which, as applicable, shall be conditional upon the performance of the Company and/or an Affiliate and/or a division or other business unit of the Company or of an Affiliate and/or upon the performance of the

Grantee, over such period and measured against such objective criteria as shall be determined by the Administrator and notified to the Grantee (“Performance Based Award(s)”). In granting each Performance Based Award, the Administrator shall establish in writing the applicable performance period (“Performance Period”), performance formula (“Performance Formula”) and one or more performance goals (“Performance Goal(s)”) which, when measured at the end of the Performance Period, shall determine on the basis of said Performance Formula the extent to which the Performance Based Award has vested and/or become exercisable (collectively, the “Performance Conditions”). For the avoidance of doubt, Performance Conditions may be determined for an Award either in addition to, or in substitution for, a Vesting Period.

10.2 After a Performance Based Award has been granted, the Administrator may, in appropriate circumstances, amend any Performance Condition, at its sole and absolute discretion.

10.3 If, in consequence of the applicable Performance Conditions being met a Performance Based Award becomes vested and/or exercisable in respect of some, but not all of the number of Shares underlying such Award, which did not become vested and exercisable by the end of the Performance Period, shall thereupon lapse and cease to be exercisable in respect of the balance of the Shares over which it was held.

10.4 Performance Conditions shall not be automatically waived merely due to an event of (i) a Cessation of Service, (ii) a Corporate Transaction, (iii) any other adjustment under Section 11 below, or (iv) a Sale under Section 11.4 below.

10.5 Measurement of Performance Goals. Performance Goals shall be established by the Administrator on the basis of targets to be attained with respect to one or more measures of business or financial performance that shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry (“Performance Measures”). For purposes of the Plan, the Performance Measures applicable to a Performance Based Award shall be calculated in accordance with generally accepted accounting principles, excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the Performance Goals applicable to the Performance Based Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Grantee’s rights with respect to a Performance Based Award. Performance Measures may be, among others, one or more of the following, as determined by the Administrator: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: share-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; share price; earnings per share; return on shareholder equity; return on capital; return on assets; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; market share; customer satisfaction; product development; research and development expenses; completion of an identified special project; and completion of a joint venture or other Corporate Transaction.

10.6 All other terms and conditions of the Plan applicable to Awards, shall apply to Performance Based Awards, mutatis mutandis.

11. Adjustments, Liquidation and Corporate Transaction:

11.1 Adjustments. Subject to any required action under any Applicable Laws, the number of Shares subject to each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Shares subject to each outstanding Award, shall be proportionately adjusted, as the Board deems necessary or appropriate, for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of a Grantee under the Plan; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided in this Section 11, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

Except as expressly provided in this Section 11, the grant of Awards under the Plan shall in no way affect the right of the Company to distribute bonus shares, to offer rights to purchase its securities, or to distribute dividends.

11.2 Liquidation. Unless otherwise provided by the Board, in the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action. In such case, the Board may declare that any Award shall terminate as of a date fixed by the Board and give each Grantee the right to exercise his Award or have it vested, including Award that would not otherwise vest or be exercisable.

11.3 Corporate Transaction.

(a) In the event of a Corporate Transaction, immediately prior to the effective date of such Corporate Transaction, each Award may, among other things, at the sole and absolute discretion of the Board, either:

(i) Be substituted for a Successor Entity Award such that the Grantee may exercise the Successor Entity Award or have it become vested, as the case may be, for such number and class of securities of the successor entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Award vested or been exercised (as applicable), immediately prior to the effective date of such Corporate Transaction, given the exchange ratio or consideration paid in the Corporate Transaction, the Vesting Period and Performance Conditions (if any) of the Awards and such other terms and factors that the Administrator determines to be relevant for purposes of calculating the number of Successor Entity Awards granted to each Grantee; or

(ii) Be assumed by any successor entity such that the Grantee may exercise the Award or have his/her Award vest (as applicable), for such number and class of securities of the successor entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Award vested or been exercised immediately prior to the effective date of such Corporate Transaction, given the exchange ratio or consideration paid in the Corporate Transaction, the Vesting Period and Performance Conditions (if any) of the Awards and such other terms and factors that the Board determines to be relevant for this purpose.

(iii) Determine that the Awards shall be cashed out for a consideration equal to the difference between the price received by the shareholders of the Company in the Corporate Transaction and the Exercise Price, purchase price, or nominal value, as the case may be, of such Award.

In the event of a clause (i) or clause (ii) action, appropriate adjustments shall be made to the Exercise Price per Share to reflect such action. In taking any of the actions permitted under this Section 11.3(a), the Administrator shall not be obligated to treat all Awards, all Awards held by a Grantee, or all Awards of the same type, similarly.

(b) Immediately following the consummation of the Corporate Transaction, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by a successor entity.

(c) Notwithstanding the foregoing, and without derogating from the power of the Board or Administrator pursuant to the provisions of the Plan, the Board shall have full authority and sole discretion to determine that any of the provisions of Sections 11.3(a)(i) or 11.3(a)(ii) above shall apply in the event of a Corporate Transaction in which the consideration received by the shareholders of the Company is not solely comprised of securities of a successor entity, or in which such consideration is solely cash or assets other than securities of a successor entity.

11.4 Sale. Subject to any provision in the Articles of Association of the Company and to the Board’s sole and absolute discretion, in the event of a Sale, each Grantee shall be obligated to participate in the Sale and sell his or her Shares and/or Awards in the Company, provided, however, that each such Share or Award shall be sold at a price equal to that of any other Ordinary Share sold under the Sale (and, unless determined otherwise by the Board, less the applicable Exercise Price), while accounting for changes in such price due to the respective terms of any such Award, and subject to the absolute discretion of the Board.

11.5 The grant of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12. Limitations on Transfer:

12.1 Unless determined otherwise by the Administrator, no Award shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Award shall vest or may be exercised (as applicable) during the lifetime of the Grantee only by such Grantee or by such Grantee’s guardian or legal representative. The terms of such Award shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee. Any Shares acquired upon exercise or vesting of Awards shall be transferable only in accordance with applicable securities and other local laws, and may be subject to substantial statutory or regulatory restrictions on transfer, except to the extent exemptions (whether by registration or otherwise) are available.

12.2 Right of First Refusal. The sale or transfer of Exercised Shares to a third party shall be subject to any right of first refusal to purchase such Shares prescribed by the Company’s Articles of Association.

12.3 Underwriter’s Lock-up and Limitations on the Use of Nonpublic Information. The Grantee’s rights to sell Exercised Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, from time to time, or upon a specific occurrence, if applicable, and the Grantee unconditionally agrees and accepts any such limitations. Furthermore, the Grantee’s right to sell Exercised Shares is subject to Applicable Laws, including in connection with limitation relating to the use of non-public information, if and when applicable.

13. Term and Amendment of the Plan:

13.1 The Plan shall terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date the Plan was adopted by the Board, or (ii) the termination of all outstanding Awards in connection with a Corporate Transaction. All Awards outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the Plan and the documents evidencing such Awards.

13.2 Subject to Applicable Laws and regulations, the Board in its discretion may, at any time and from time to time, amend, alter, extend or terminate the Plan, as it deems advisable, including without limitation, change the vesting and exercise periods. In addition, the Administrator may adopt, as part of the Plan and based on it, sub-plans, in order to comply with all relevant and Applicable Laws and regulations of the country of residence of any Grantees.

14. Withholding and Tax Consequences:

14.1 All Tax consequences and obligations arising from the grant, vesting, or exercise of any Award (as applicable), or the subsequent disposition of, Shares subject thereto or from any other event or act (of the Company or of the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and hold it harmless against and from any and all liability for any such Tax, including without limitation, monetary liabilities relating to the necessity to withhold, or to have withheld, any such Tax payment from any payment made to the Grantee. Notwithstanding the above, the Company’s obligation to deliver Shares upon the exercise or vesting of any Awards granted under the Plan shall be subject to the satisfaction of all applicable Tax withholding requirements as governed by Applicable Laws or practice.

14.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Grantee upon the exercise or vesting of an Award, or to accept from the Grantee the tender of, a number of whole Shares having a fair market value, as determined by the Company, that will enable the Company to satisfy any Tax withholding obligations of the Company.

14.3 The Company shall not be required to release any Shares (or Share certificate) to a Grantee until all required payments have been fully made or secured.

14.4 The Grantee shall, if requested at any time by the Company, provide to the Company within 10 calendar days of such request, any information regarding the transfer or other disposition of Shares reasonably required by the Company in order for the Company to comply with applicable local laws and regulations or to obtain any benefits thereunder.

15. Miscellaneous:

15.1 Continuance of Employment. Neither the Plan nor the grant of an Award thereunder shall impose any obligation on the Company to continue the employment or service of any Grantee. Nothing in the Plan or in any Award granted thereunder shall confer upon any Grantee any right to continue in the employ or service of the Company for any period of specific duration, or interfere with or otherwise restrict in any way the right of the Company to terminate such employment or service at any time, for any reason, with or without cause.

15.2 Notwithstanding anything to the contrary in the Plan, it is hereby clarified, that any income attributed (or deemed to be attributed) to the Grantee as a result of the Plan, the grant, vesting or exercise of Awards thereunder, or the sale of Exercised Shares, shall not be taken into account for the purpose of calculating the Grantee’s eligibility for any rights deriving from the employee-employer or service provider-client relationship between the Grantee and the Company.

15.3 Governing Law. The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the jurisdiction in which the Grantee is generally employed by the Company or provides services to the Company, excluding the choice of law rules thereof.

15.4 Application of Funds. Any proceeds received by the Company from the sale of Shares pursuant to the exercise or vesting of Awards granted under the Plan, as applicable, shall be used for general corporate purposes of the Company.

15.5 Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. The Administrator may also grant more than one grant of Awards to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Grantee. The grant of multiple Awards may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Administrator.

15.6 Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of share-based Awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

16. The provisions of the Plan shall not be construed as deviating from any Applicable Laws, rules and regulations.

*****

APPENDIX “A”

Skyfence Networks Ltd.

ADDENDUM TO THE 2013 SHARE INCENTIVE PLAN

FOR ISRAELI GRANTEES

1. General

1.1 This addendum (the “Addendum”) shall apply only to Grantees who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for tax purposes (collectively, “Israeli Grantees”). The provisions specified hereunder shall form an integral part of the “Skyfence Networks Ltd. 2013 Share Incentive Plan” (the “Plan”), which applies to the grant of Awards.

1.2 This Addendum is to be read as a continuation of the Plan and only modifies the terms of Awards granted to Israeli Grantees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of the Israeli Tax Ordinance (as defined below), as may be amended or replaced from time to time. For the avoidance of doubt, this Addendum does not add to or modify the Plan in respect of any other category of Grantees.

1.3 The Plan and this Addendum are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Israeli Grantees, whether explicit or implied, between the provisions of this Addendum and the Plan, the provisions set out in this Addendum shall prevail.

1.4 Any capitalized term not specifically defined in this Addendum shall be construed according to the definition or interpretation given to it in the Plan.

2. Definitions

“102 Award” means a grant of an Award to an Israeli Employee, Director or other office holder of the Company, other than to a Controlling Shareholder, pursuant to the provisions of Section 102 of the Tax Ordinance, the 102 Rules, and any other regulations, rulings, procedures or clarifications promulgated thereunder, or under any other section of the Tax Ordinance that will be relevant for such issuance in the future.

“102(c) Award” means a 102 Award that will not be subject to a Taxation Route, as detailed in Section 102(c) of the Tax Ordinance.

“3(i) Award” means a grant of an Option or RSU to an Israeli Consultant, contractor or a Controlling Shareholder of the Company pursuant to the provisions of Section 3(i) of the Tax Ordinance and the rules and regulations promulgated thereunder, or any other section of the Tax Ordinance that will be relevant for such issuance in the future.

“Beneficial Grantee” means the Grantee for the benefit of whom the Trustee holds an Award in Trust.

“Capital Gains Route” means the capital gains tax route under Section 102(b)(2) of the Tax Ordinance.

“Controlling Shareholder” means a “controlling shareholder” of the Company, as such term is defined in Section 32(9)(a) of the Tax Ordinance.

“Minimum Trust Period” means the minimum period of time required under a Taxation Route for Awards and/or Exercised Shares to be held in Trust in order for the Beneficial Grantee to enjoy to the fullest extent the tax benefits afforded under such Taxation Route, as prescribed at any time by Section 102 of the Tax Ordinance.

“Ordinary Income Route” means the ordinary income route under Section 102(b)(1) of the Tax Ordinance.

“Rights” means rights issued in respect of Exercised Shares, including bonus shares.

“102 Rules” means the Israeli Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003.

“Taxation Route” means each of the Ordinary Income Route or the Capital Gains Route.

“Tax Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as amended.

“Trust” means the holding of an Award or Exercised Share by the Trustee in Trust for the benefit of the Beneficial Grantee, pursuant to the instructions of a Taxation Route.

“Trustee” means a trustee designated by the Administrator in accordance with the provisions of Section 3 below and, with respect to 102 Awards, approved by the Israeli Tax Authorities.

3. Administration:

3.1 Subject to the general terms and conditions of the Plan, the Tax Ordinance, and any other applicable laws and regulations, the Administrator shall have the full authority in its discretion, from time to time and at any time, to determine:

(a) With respect to grants of 102 Awards - whether the Company shall elect the Ordinary Income Route or the Capital Gains Route for grants of 102 Awards, and the identity of the trustee who shall be granted such 102 Awards in accordance with the provisions of the Plan and the then prevailing Taxation Route.

In the event the Administrator determines that the Company shall elect one of the Taxation Routes for grants of 102 Awards, all grants of 102 Awards made following such election, shall be subject to the elected Taxation Route and the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Awards are first granted under the then prevailing Taxation Route or following the lapse of any shorter or longer period, if provided by law; and

(b) With respect to the grant of 102 (c) and 3(i) Awards - whether or not such Awards shall be granted to a trustee in accordance with the terms and conditions of the Plan, and the identity of the trustee who shall be granted such Awards in accordance with the provisions of the Plan.

3.2 Notwithstanding the aforesaid, the Administrator may, from time to time and at any time, grant 102(c) Awards.

4. Grant of Awards and Issuance of Shares:

Subject to the provisions of the Tax Ordinance and applicable law:

(a) All grants of Awards to Israeli Employees, Directors and office holders of the Company, other than to a Controlling Shareholder, shall be of 102 Awards; and

(b) All grants of Awards to Israeli Consultants, contractors or Controlling Shareholders of the Company shall be of 3(i) Awards.

5. Trust:

5.1 General.

(a) In the event Awards are deposited with a Trustee, the Trustee shall hold each such Award and any Exercised Shares in Trust for the benefit of the Beneficial Grantee.

(b) In accordance with Section 102, the tax benefits afforded to 102 Awards (and any Exercised Shares) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Awards for the applicable Minimum Trust Period.

(c) With respect to 102 Awards granted to the Trustee, the following shall apply:

(i) A Grantee granted 102 Awards shall not be entitled to sell the Exercised Shares or to transfer such Exercised Shares (or such 102 Awards) from the Trust prior to the lapse of the Minimum Trust Period; and

(ii) Any and all Rights shall be issued to the Trustee and held thereby until the lapse of the Minimum Trust Period, and such Rights shall be subject to the Taxation Route which is applicable to such Exercised Shares.

(d) Notwithstanding the aforesaid, Exercised Shares or Rights may be sold or transferred, and the Trustee may release such Exercised Shares or Rights from Trust, prior to the lapse of the Minimum Trust Period, provided however, that tax is paid or withheld in accordance with Section 102 of the Tax Ordinance and Section 7 of the 102 Rules, and any other provision in any other section of the Tax Ordinance and any regulation, ruling, procedure and clarification promulgated thereunder, that will be relevant, from time to time.

(e) The Company shall register the Exercised Shares issued to the Trustee pursuant to the Plan, in the name of the Trustee for the benefit of the Israeli Grantees, in accordance with any applicable laws, rules and regulations, until such time that such Shares are released from the Trust as herein provided.

If the Company shall issue any certificates representing Exercised Shares deposited with the Trustee under the Plan, then such certificates shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Exercised Shares are released from the Trust as herein provided.

(f) Subject to the terms hereof, at any time after the Awards are exercised or vested, with respect to any Exercised Shares the following shall apply:

(i) Upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Exercised Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Exercised Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that payment of all taxes, if any, required to be paid upon such release has been secured.

(ii) Alternatively, subject to the terms hereof, provided the Shares are listed on a Stock Market, upon the written instructions of the Beneficial Grantee to sell any Exercise Shares, the Company and/or the Trustee shall use their reasonable efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt of, or after having made suitable arrangements to secure, the payment of the proceeds of the purchase price in such transaction. The Company and/or the Trustee, as applicable, shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee the amount so withheld and paid to said tax authorities.

5.2 Voting Rights. Unless determined otherwise by the Administrator, as long as the Trustee holds the Exercised Shares, the voting rights at the Company’s general meeting attached to such Exercised Shares will remain with the Trustee. However, the Trustee shall not be obligated to exercise such voting rights at general meetings nor notify the Grantee of any Shares held in the Trust, of any meeting of the Company’s shareholders.

Without derogating from the above, with respect to 102 Awards, such shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder.

5.3 Dividends. Subject to any applicable law, tax ruling or guidelines of the Israeli Tax Authority, as applicable, for so long as Shares deposited with the Trustee on behalf of a Beneficial Grantee are held in Trust, the cash dividends paid or distributed with respect thereto shall be distributed directly to such Beneficial Grantee, subject further to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

5.4 Notice of Exercise. With respect to a 102 Award held in the Trust, a copy of any Notice of Exercise shall be provided to the Trustee, in such form and method as may be determined by the Trustee in accordance with the requirements of Section 102 of the Tax Ordinance.

6. Notice of grant:

6.1 The Notice of Grant shall state, inter alia, whether the Awards granted to Israeli Grantees are 102 Awards (and in particular whether the 102 Awards are granted under the Ordinary Income Route, the Capital Gains Route or as 102(c) Awards), or 3(i) Awards. Each Notice of Grant evidencing a 102 Award shall be subject to the provisions of the Tax Ordinance applicable to such awards.

6.2 Furthermore, each Grantee of a 102 Award under a Taxation Route shall be required: (i) to execute a declaration stating that he or she is familiar with the provisions of Section 102 of the Tax Ordinance and the applicable Taxation Route; and (ii) to undertake not to sell or transfer the Awards and/or the Exercised Shares prior to the lapse of the applicable Minimum Trust Period, unless he or she pays all taxes that may arise in connection with such sale and/or transfer.

7. Sale:

In the event of a Sale described in Section 11.4 of the Plan, with respect to Shares held in Trust the following procedure will be applied: The Trustee will transfer the Shares held in Trust and sign any document in order to effectuate the transfer of Shares, including share transfer deeds, provided, however, that the Trustee receives a notice from the Board, specifying that: (i) all or substantially all of the issued outstanding share capital of the Company is to be sold, and therefore the Trustee is obligated to transfer the Shares held in Trust under the provisions of Section 11.4 of the Plan; and (ii) the Company is obligated to withhold at the source all taxes required to be paid upon release of the Shares from the Trust and to provide the Trustee with evidence, satisfactory to the Trustee, that such taxes indeed have been paid; and (iii) the Company is obligated to transfer the consideration for the Shares (less applicable tax and compulsory payments) directly to the Grantees.

8. Limitations of Transfer:

In addition to the provisions of Section 12 of the Plan, as long as Awards and/or Shares are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

9. Taxation:

9.1 Without derogating from the provisions of Section 14 of the Plan, the provisions of Section 14.1 of the Plan shall apply also to actions taken by the Trustee. Accordingly, without derogating from the provisions of Section 14.1 of the Plan, the Grantee shall indemnify the Trustee and hold it harmless against and from any and all liability for any such Tax, including without limitation, monetary liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Grantee.

9.2 The Trustee shall not be required to release any Share (or Share certificate) to a Grantee until all required Tax payments have been fully made or secured.

9.3 With regards to 102 Awards, any provision of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder, which is necessary in order to receive and/or to preserve any Tax treatment pursuant to Section 102 of the Tax Ordinance, which is not expressly specified in the Plan or in this Addendum, shall be considered binding upon the Company and the Israeli Grantee.

9.4 Guarantee. In the event a 102(c) Award is granted to a Grantee, if the Grantee’s employment or service is terminated, for any reason, such Grantee shall provide the Company, to its full satisfaction, with a guarantee or collateral securing the future payment of all Taxes required to be paid upon the sale of the Exercised Shares received upon exercise of such 102(c) Award, all in accordance with the provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

10. Cessation of Service: It is hereby clarified that the Cessation of Service of an Israeli Grantee who is an Employee shall be the cessation of the employee-employer relationship between the Israeli Grantee and the Company.

APPENDIX “B”

Skyfence Networks Ltd.

ADDENDUM TO THE 2013 SHARE INCENTIVE PLAN

FOR U.S. GRANTEES

(As Amended by the Board of Directors on July 2, 2013 and Approved by Shareholders on July 7, 2013)

1.	PURPOSE OF THE ADDENDUM

This Addendum is part of the Plan. All terms not otherwise defined herein shall have the meaning ascribed to them in the Plan. This Addendum governs grants of Options to U.S. Persons (as defined below).

2.	PROVISIONS OF THE ADDENDUM

IN CONNECTION WITH U.S. PERSONS, THE PROVISIONS OF THIS ADDENDUM SHALL SUPERSEDE AND GOVERN IN THE CASE OF ANY INCONSISTENCY BETWEEN THE PROVISIONS OF THIS ADDENDUM AND THE PROVISIONS OF THE PLAN, PROVIDED, HOWEVER, THAT THIS ADDENDUM SHALL NOT BE CONSTRUED TO GRANT TO ANY GRANTEE RIGHTS NOT CONSISTENT WITH THE TERMS OF THE PLAN, UNLESS SPECIFICALLY PROVIDED HEREIN.

3.	ELIGIBILITY

The individuals who shall be eligible to receive Option Grants under the Plan that are subject to the provisions of this Addendum shall be employees, directors and other individuals and entities who are United States citizens or who are resident aliens of the United States for United States federal tax purposes (collectively, “U.S. Persons”), and who render services to the management, operation or development of the Company or a Subsidiary and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary. ISOs (as defined in Section 4 below) shall not be granted to any individual who is not an employee of a corporation for United States federal tax purposes that is either the Company or a parent corporation (as defined in Section 424(e) of the Code) or a subsidiary corporation (as defined in Section 424(f) of the Code) of the Company (“ISO Affiliates”), whether now or hereafter existing. The term “Subsidiary” as used in this Addendum means a corporation or other business entity of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock.

4.	Terms and Conditions of Options

Every Option granted to a U.S. Person shall be evidenced by a written Notice of Grant in such form as the Committee shall approve from time to time, specifying the number of Shares that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an incentive stock option (“ISO”) or a nonqualified stock option (“NSO”) and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the following terms and conditions. The Plan and this Addendum shall be administered in such a manner as to permit those Options granted hereunder and specially designated as an ISO to qualify as incentive stock options as described in Section 422 of the Code. To the extent the Committee determines it to be desirable to qualify Options granted under this Addendum as “peformance-based compensation” within the meaning of Section 162(m) of the Code, grants of such Options shall be administered by a committee of two or more “outside directors” within the meaning of Section 162(m) of the Code and shall be made in accordance with the requirements of the “performance-based compensation” exception of Section 162(m) and the regulations thereunder.

(a) Duration. No ISOs may be granted under the Plan more than ten (10) years after the date that the Plan (including this Addendum), as amended, is adopted by the Board of Directors or, if earlier, approved by the stockholders of the Company). Each Option shall expire no later than ten (10) years from its date of grant. No ISO granted to a Grantee who owns (directly or under the attribution rules of Section 424(d) of the Code) shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company or any ISO Affiliates shall expire later than five (5) years from its date of grant.

(b) Exercise Price. The exercise price of each Option shall be as specified by the Committee in its discretion; provided, however, that the price shall be at least 100 percent of the Fair Market Value (as hereinafter defined) of the Shares on the date on which the Committee grants the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided, further, that the price with respect to an ISO granted to a Grantee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or of any ISO Affiliates shall be at least 110 percent of the Fair Market Value of the Shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Notice of Grant, the “Fair Market Value” of a Share at any particular date shall be determined according to the following rules: (i) if the Shares are not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing price of the Shares on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the price of the Shares in such market; provided, however, that if the price of the Shares is not so reported, the Fair Market Value shall be determined in good faith by the Committee, which may take into consideration (1) the price paid for the Shares in the most recent trade of a substantial number of shares known to the Committee to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Committee, or some or all of the above as the Committee shall in its discretion elect; or (ii) if the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be closing price of the Shares on the date in question on an established stock exchange on which the Shares are then listed or admitted to trading.

(c) Notice of ISO Stock Disposition. The Grantee must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any Shares issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO or (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

(d) Maximum Amount. Subject to the provisions of Section 11 of the Plan, to the extent consistent with Section 422 of the Code, not more than an aggregate of 2,000,000 Shares may be issued as ISOs under the Plan, plus to the extent allowable under Section 422 of the Code, any Shares subject to ISOs that are forfeited.

(e) Continuous Employment. Unless otherwise provided under the Code, the ISO will cease to be treated as an ISO unless the Grantee remains in the continuous employ of the Company or its ISO Affiliates from the date the ISO is granted until not more than three months before the date on which it is exercised (or such longer periods as may be permitted in the event termination is due to death or disability within the meaning of Section 22(e)(3) of the Code). A leave of absence approved by the Company may exceed three (3) months if reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then for this purpose, employment will be deemed terminated upon the first day immediately following such three (3) month period, and any ISO held by the Optionee will cease to be treated as an ISO upon the expiration of three (3) months thereafter.

(f) $100,000 Limitation. Unless otherwise provided under the Code, and notwithstanding designation as an ISO, to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and its ISO Affiliates) exceeds one hundred thousand dollars ($100,000), Options will not qualify as an ISO. For purposes of this provision, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(g) Transferability. The Notice of Grant for an ISO shall specify that the ISO is not transferable except by will, beneficiary designation or the laws of descent and distribution, and is exercisable, during the Grantee’s lifetime, only by the Grantee.

5.	Requirements of Law

(a) The Company shall not be required to transfer Shares or to sell or issue any Shares upon the exercise of any Option if the issuance of such Shares will result in a violation by the Grantee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended from time to time (the “Securities Act”), upon the exercise of any Option, the Company shall not be required to issue Shares unless the Committee has received evidence satisfactory to it to the effect that the holder of the Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that registration is not required. Any determination in this connection by the Committee shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

(b) All other provisions of this Addendum and the Plan notwithstanding, this Addendum and the Plan shall be administered and construed so as to avoid any person who receives an Option grant incurring any adverse tax consequences under Internal Revenue Code Section 409A. The Committee shall suspend the application of any provisions of the Plan which could, in its sole determination, result in an adverse tax consequence to any person under Internal Revenue Code Section 409A. Without limiting the generality of the foregoing, in determining the Fair Market Value for purposes of granting Options subject to this Addendum, the Committee will make or cause to be made a reasonable application of a reasonable valuation method based on all the material facts and circumstances. The Committee will take into consideration the following factors as applicable:

•	the value of tangible and intangible assets of the Company,

•	the present value of anticipated future cash-flows of the Company,

•	the market value of stock or equity interests in similar companies engaged in a similar business,

•	recent arm’s length transactions involving the sale or transfer of such stock or equity interests,

•	control premiums or discounts for lack of marketability,

•	whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders, or its creditors.

In addition, the valuation method used by the Committee will reflect information available after the date of calculation that may materially affect value and will be calculated not more than 12 months prior to the date on which it is being used. Notwithstanding the foregoing, the Committee may use any other specific valuation methods for which it is eligible under the Internal Revenue Service guidance on Internal Revenue Code Section 409A. Notwithstanding this Section 5(b), to the extent that Internal Revenue Code Section 409A or the regulations promulgated thereunder are amended to delete any requirements set forth in such law or regulations, the terms of this Plan and Addendum which are included only to comply with Internal Revenue Code Section 409A or the regulations promulgated thereunder as in effect prior to any such amendment shall be disregarded to the extent permitted by applicable law.

6.	Tax Withholding

To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a Grantee by reason of the grant, vesting or exercise of an Option or Shares, and as a condition to the receipt of any Option the Grantee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax.

7.	Special Provisions for California Residents

With respect to Options granted under the Plan to California residents, and only to the extent required to exempt the offer of securities from the qualification requirements under California law (until such time as the Shares become a “listed security” under the Securities Act), the following provisions shall also apply notwithstanding anything in the Plan or an Option agreement to the contrary:

(a)	An Option may remain exercisable for a period of no more than 120 months from the date the Option is granted.

(b)	The Option shall be non-transferable other than by will, by the laws of descent and distribution, to a revocable trust, or (to the extent permitted by the Committee) by gift to “family members” as permitted by Rule 701 of the Securities Act.

(c)	In the event of termination of employment other than for “cause” (as defined by applicable law, the terms of the Plan, an option agreement or a contract of employment), the Grantee shall have the right to exercise the Option as follows (but only to the extent that the Grantee is otherwise entitled to exercise the Option on the date employment terminates, and in no event later than the expiration date of the Option):

•	At least 6 months from the date of termination of employment if termination was caused by death or disability (which means that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment); or

•	At least 30 days from the date of termination of employment if termination was caused by other than death or disability.

(d)	The Company will comply with Section 260.140.41(d) of Title 10 of the California Code of Regulations (the “California Regulations”) with respect to the proportionate adjustment of the number of Shares subject to an Option and the exercise price in the event of a stock split, stock dividend, recapitalization or similar capital event affecting the Shares.

(e)	The Options will comply with all of the conditions of Rule 701 of the Securities Act, including the disclosure requirements to the extent applicable (as interpreted by Section 260.140.46 of the California Regulations).

(f)	Options granted pursuant to this Addendum shall be subject to the limitation on the maximum number of Shares that are available for grant under the Plan, which is 2,000,000 plus to the extent allowable under Section 422 of the Code and Section 260.140.41(a) of the California Regulations, any Shares subject to ISOs that are forfeited. Notwithstanding the foregoing, if at any time the Plan does not comply with all conditions of Rule 701 of the Securities Act (as interpreted by Section 260.140.45 of the California Regulations), then the total number of securities issuable upon exercise of all outstanding options of the Company and the total number of shares provided for under any stock bonus or similar plan or agreement of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of the California Regulations.

(g)	The Company will provide the holders of Options with financial statements at least annually unless (i) the issuance is limited to key persons whose duties in connection with the Company assure them access to equivalent information, or (ii) the Plan (including this Appendix) or the Option complies with all the conditions of Rule 701 of the Securities Act.

(h)	The Plan must be approved prior to or within 12 months of the granting of any Option in California.

The Options granted to California residents are intended to be exempt from the securities qualification requirements of the California Corporations Code by satisfying the exemption under section 25102(o) of the California Corporations Code and Rule 701 of the Securities Act. However, Options may be granted in reliance upon other state and federal securities law exemptions. To the extent that other state exemptions are relied upon, the terms of this Plan and Addendum which are included only to comply with section 25102(o) shall be disregarded to the extent provided in the applicable Option agreement. In addition, to the extent that section 25102(o) or the regulations promulgated thereunder are amended to delete any requirements set forth in such law or regulations, the terms of this Plan and Addendum which are included only to comply with section 25102(o) or the regulations promulgated thereunder as in effect prior to any such amendment shall be disregarded to the extent permitted by applicable law.

SKYFENCE NETWORKS LTD.

Notice of Option Award and Exercise Notice

SKYFENCE NETWORKS LTD.

2013 SHARE INCENTIVE PLAN

Personal - Confidential

Dear                     ,

NOTICE OF AN OPTION AWARD ACCORDING TO SECTION 102 OF THE INCOME TAX ORDINANCE

We, Skyfence Networks Ltd. (the “Company”), pursuant to our “Skyfence Networks Ltd. 2013 Share Incentive Plan” (the “Plan”), hereby grant you options (the “Options”) to purchase the number of shares of the Company’s Ordinary Shares, nominal value NIS 0.01 each (the “Shares”) set forth below. The options are subject to all of the terms and conditions as set forth herein and in the Plan, all of which are incorporated herein in their entirety.

Capitalized terms used but not defined in this Award Notice shall have the meaning given them in the Plan.

Name of Grantee:
Date of Grant:
Number of Shares Subject to Options:
Exercise Price Per Option:
Expiration Date:

Type of Grant: 102 Options under the Capital Gains Route.

Vesting Schedule:

                     options shall vest on                  , 20    , and the remaining                      shall vest in twelve (12) consecutive equal installments upon the lapse of each three-month period thereafter.

[The Award Notice continues on the next page]

The Options will be deposited with a trustee approved by the Israeli Tax Authority for this purpose (the “Trustee”), who will hold them in trust on your behalf, all as set forth in Section 3 below.

This Award Notice demonstrates our deep appreciation of your productive work with, or service to, the Company and your contribution to its success. This Award Notice is aimed at fostering your future participation in the Company’s activity and growth. We wish you and all of us much success in our joint path.

We wish to remind you that the details of this Award Notice are personal and confidential. Please do not discuss the matter with any person other than with the CEO of the Company.

The main terms of the Options, including your right to exercise such Options, are detailed in the Plan and in this Award Notice. Furthermore, the Options are subject to the following provisions:

1.	Exercise of Options:

The Options are exercisable by you, subject to the aforesaid and to the other terms of the Plan, following the lapse of their Vesting Schedule and until their Expiration Date, as defined above (the “Exercise Period”). In the event any Options remain unexercised following the lapse of the Exercise Period, such Options and all the rights attached thereto shall expire.

Once the Options may be exercised (subject to the provisions hereto) and all other conditions for exercising the Options are fulfilled, you are entitled to notify the Trustee (through the Company’s CEO), by delivering a “Notice of Exercise” (in the form attached hereto as Exhibit A), that you wish to exercise a certain number of Options (but not more than the number of Options that have become exercisable until such date). The Notice of Exercise shall be accompanied by payment for the Shares, equal to the product of (x) the number of Options you wish to exercise, and (y) the Exercise Price.

2.	Section 102 of the Income Tax Ordinance and its Rules:

This Award Notice is subject to the provisions of Section 102 of the Income Tax Ordinance [New version], 1961 (the “Ordinance” and “Section 102”, respectively), as well as the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003 (the “102 Rules”), promulgated thereunder. The complete version of Section 102 and the 102 Rules shall be delivered to you upon your request by the Company’s CEO.

Accordingly, the Company elected the Capital Gains Route in Section 102(b)(2) of the Ordinance (the “Capital Gains Route”) for the purpose of the taxation of your income from the Options. In general, taxable income that should be attributed to you as a result of the grant of the Options will be tax-free on the date of grant, but will be taxed on the sale of Shares issued upon exercise of the Options (“Exercised Shares”) or transfer of Options or Exercised Shares from the Trustee (a “Transfer”). In accordance with the Capital Gains Route, if the Options or the Exercised Shares are held in trust by the Trustee for the applicable period of time (see Section 3 below), currently two years from the date this letter is deposited with a trustee (the “Trust Period”), gains derived from the sale of Exercised Shares shall be classified as capital gains and taxed at a rate of only 25%.

At the time of sale of the Exercised Shares or a Transfer, you shall be subject to tax, which will be calculated, in general, according to difference between (a) the market price (or the actual sale price) of the Exercised Shares at such time, and (b) the Exercise Price1. Such tax shall be withheld at source by the Company, in accordance with the provisions of the 102 Rules, and the transfer of Exercised Shares to you is conditioned upon the payment of such tax.

[1]	The above tax description is a general summary only and does not refer to expenses involved with the exercise of Options and sale of Exercised Shares or changes in the Israeli Consumer Price Index, which may impact the final tax calculation.

You shall not be entitled to sell the Exercised Shares or to execute a Transfer, prior to the lapse of the Trust Period. Furthermore, any and all rights issued in respect of the Exercised Shares, including bonus shares but excluding cash dividends (“Rights”(, shall be deposited with the Trustee and held thereby until the lapse of the Trust Period, and such Rights shall be subject to the Capital Gains Route. Notwithstanding the aforesaid, you may sell Exercised Shares or Rights or execute a Transfer prior to the lapse of the Trust Period, provided, however, that tax is withheld at source by the Company in accordance with the 102 Rules. In such case, your gains shall be classified as ordinary income and you shall be subject to tax on such income at marginal tax rates (up to 50% in 2013, including 2% “High Income Tax”) plus social security and national health insurance payments.

YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING AND EXERCISING OPTIONS OR OF DISPOSING YOUR OPTIONS OR SHARES.

3.	Trust:

To secure performance of tax law requirements, the Options awarded to you according to this Award Notice will be held in trust by the Trustee that was approved for this purpose by the Israeli Tax Authority, who shall release them to you only upon full compliance with the legal requirements and the terms of the Plan. For this purpose, a Trust Deed was signed between the Company and the Trustee, a copy of which is attached hereto as Exhibit B. The conditions of the Trust Deed apply to the Options awarded to you; thus, you are required to carefully read the provisions of the said Trust Deed.

4.	Proxy and Power of attorney:

Notwithstanding anything herein to the contrary, including the provisions of Section 1 above and Section 5.2 of the Plan, and as a condition precedent to the Company’s issuance of Options and Shares under the Plan, you are required to execute and deliver to the Company an irrevocable proxy and power of attorney in the form attached hereto as Exhibit C, appointing as your proxy, attorney and agent the Trustee, the Chairman of the Board of Directors of the Company (“Board”) or any other person designated by the Board or a Committee formed by the Board for such purpose. The Exercised Shares (as defined in the Plan) will be voted in the same proportion as the result of the shareholders vote in respect of which such shares are being cast. As long as the Exercised Shares are held by the Trustee, the voting rights at the Company’s general meetings attached to such Exercised Shares will remain with the Trustee. However, the Trustee shall not exercise such voting rights at general meetings. Such proxy shall terminate and be of no further force and effect upon a consummation of an IPO (as defined in the Plan).

5.	The Plan:

A more detailed outline of the terms relating to the Options is contained in the Plan, as adopted by the Board. The Plan is held by the Company’s CEO, and you are requested to thoroughly review its terms and provisions. Should you require further explanations - please contact the Company’s CEO who shall endeavor to assist you as much as possible.

6.	Participation in the Plan:

Your participation in the Plan is conditioned upon your signing this Award Notice, the undertaking below and the proxy, and meeting all the requirements set by law for the award of options under the Capital Gains Route, including the terms of Section 102 and the 102 Rules.

7.	Non-Transferability:

The Options that are granted to you are not transferable, except for transfer by will or by laws of descent or distribution. In addition, your rights to sell Exercised Shares may be subject to certain limitations imposed by applicable law, and to any request made by the Company or its underwriters, if applicable (including a lock-up period), from time to time, or upon a specific occurrence, and you hereby unconditionally agree and accept any such limitations.

8.	Cessation of Service:

According to the Plan, upon cessation of your services with the Company, all the Options that were granted to you and not yet vested shall expire immediately. Options that have already vested and are exercisable will be exercisable for a period of three (3) months from the date of cessation of your employment or service (but no later than the Expiration Date of the Options). Provided, however, that in circumstances of your death, within such a period, such Options (to the extent vested on such date of cessation) shall be exercisable by your legal representative, estate or other person to whom your rights will be transferred by will, or by laws of descent or distribution, at any time until the lapse of twelve (12) months from such date of cessation (but in no event after the Expiration Date of such Options), and shall thereafter terminate.

Notwithstanding the aforesaid, if the cessation of your services is for Cause, all the Options whether vested or not shall ipso facto terminate immediately and be of no legal effect.

Upon cessation of your services in the Company as a result of death, or disability, the Options that were granted to you and are exercisable, will be exercisable by you, or by your legal representative, estate or other person to whom your rights are transferred by will or by laws of descent or distribution at any time until the lapse of twelve (12) months from such date of the cessation of your employment or service.

9.	Reading the Plan:

It is hereby clarified that reading this Award Notice is not, and cannot be, a substitute for the full and thorough reading of the Plan. The Plan and the Trust Deed include important details that you should know and understand. In any case of contradiction between the aforesaid in this Award Notice and the Plan, or in any case of dispute on any of the issues discussed in this Award Notice, the provisions of the Plan shall prevail.

Lastly, we remind you once again that the Company’s CEO shall assist you in any way and provide you any required explanation in relation to the exercise of your rights according to this Award Notice.

Wishing you best regards,

Sincerely yours,

Skyfence Networks Ltd.

Consent

I understand that the Plan and this Award Notice, constitute the entire agreement between me and the Company with respect to the Options granted hereunder and supersede in their entirety all prior undertakings and agreements of the Company and myself, both written and oral, with respect to the Options granted hereunder (including the shares underlying such Options). I have reviewed the Plan and this Award Notice in their entirety, and had an opportunity to obtain the advice of counsel prior to executing this Award Notice and fully understand all provisions of this Award Notice.

I hereby approve and agree to all the aforesaid in this Award Notice and the Trust Deed and I declare that I am familiar with the provisions of Section 102 and the Capital Gains Route. I hereby undertake not to sell or transfer the Options and/or the Exercised Shares prior to the lapse of the Trust Period, unless I pay all taxes, which may arise in connection with such sale and/or transfer.

Grantee’s Name:	Signature:
Date:

Attached:

Exhibit A – Notice of Exercise

Exhibit B – Trust Deed

Exhibit C – Irrevocable Proxy and Power of Attorney

Exhibit A

Notice of Exercise

Date:

To	To
Tamir Fishman Trusts 2004 Ltd.	Skyfence Networks Ltd.
38 Habarzel St.
Tel Aviv 69710

Dear Sirs,

Re: Skyfence Networks Ltd. (the “Company”)

I am the beneficiary of                      options (the “Options”), which are exercisable into ordinary shares of the Company, nominal value of NIS 0.01 each (the “Shares”) that were granted to you on my behalf, and are held by you according to Section 102 of the Income Tax Ordinance, pursuant to the Trust Deed that was signed between yourself and the Company, and according to the “Skyfence Networks Ltd. 2013 Share Incentive Plan”.

I know that the vesting schedule of the Options is as detailed in the “Notice of an Option Award according to Section 102 of the Income Tax Ordinance”, which was signed by me on                     .

I would like to exercise          Options into      Shares.

Yours Truly,
Name:
Signature:

Approval of Skyfence Networks Ltd.

We hereby confirm that                      is entitled to exercise              Options into              Shares (as defined above).

We hereby confirm that the exercise price of the Options in the amount of NIS              (NIS              per Option) was paid to us directly by him.

Enclosed is a share certificate of              Shares, which derived from the exercise of the Options.

Skyfence Networks Ltd.

Exhibit B

Trust Deed

Exhibit C

IRREVOCABLE PROXY AND POWER OF ATTORNEY

I, the undersigned, hereby irrevocably appoint the Trustee, the Chairman of the Board of Directors of Skyfence Networks Ltd. (the “Board”), a Company incorporated in Israel (the “Company”), or any other person designated by the Board from time to time for such purpose (with the power of delegation) as my proxy (the “Agent”) to represent me and to vote in my name and on my behalf at all annual or special meetings of the shareholders of the Company (including class meetings) in the same proportion as the result of the shareholders vote in respect of which such shares are being cast, to sign on my behalf any written consents of shareholders of the Company, and to receive all notices with respect to the above, with respect to the number of shares of all classes of the Company registered in my name at any time and from time to time. Until the earlier of: (i) a consummation of the Company’s Initial Public Offering (the “IPO”), any and all voting rights the undersigned may have with respect to the shares of the Company shall be exercised exclusively by this Proxy and Power of Attorney.

I, the undersigned, hereby irrevocably authorize and grant power of attorney to the Agent, in respect of any shares of all classes of the Company registered in my name at any time and from time to time, Until the consummation an IPO, to exercise every right, power and authority with respect to the shares and to sign in my name and on my behalf any agreement, document and/or instrument, and any affidavit or approval with respect to the shares or to the rights which they represent in the Company in as much as the Agent shall deem it necessary or desirable to do so. In addition and without derogating from the generality of the foregoing, I hereby irrevocably authorize and grant power of attorney to the Agent to sign any agreement, document and/or instrument as aforesaid and any affidavit or approval and/or to make and execute any undertaking in my name and on my behalf if the Proxy shall, at his sole discretion, deem it is necessary or desirable for purposes of any placement of securities of the Company, whether private or public (including lock-up arrangements and undertakings), for purposes of a merger of the Company with another entity, whether the Company is the surviving entity or not, for purposes of any reorganization or recapitalization of the Company or for purposes of any purchase or sale of assets or shares of the Company.

I, the undersigned, hereby further undertake to cooperate with the Agent, and to sign, if so requested by the Agent any additional document and/or instrument which the Agent might, from time to time, consider necessary or desirable in order to perform this Proxy and Power of Attorney.

This Proxy and Power of Attorney shall expire automatically and be of no further force or effect immediately upon the consummation of an IPO, and shall be irrevocable until such time. The expiration of this Proxy and Power of Attorney shall in no manner effect the validity of any action taken hereunder or of any agreement, document, instrument, affidavit or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.

The proxy granted hereby: (i) is a special proxy and power of attorney coupled with an interest and is irrevocable; (ii) shall survive the bankruptcy, death, adjudication of incompetence or insanity or dissolution of the undersigned and its transferees, (iii) shall survive the transfer of the Shares, until duly replaced by a similar Proxy executed by the transferee; and (iv) is perpetual except that it shall terminate upon the effective date of an IPO.

IN WITNESS WHEREOF, I have executed this Irrevocable Proxy and Power of Attorney on the      day of                     ,             .

GRANTEE:

Name:

Signature:

SKYFENCE NETWORKS LTD.

Notice of Option Award and Exercise Notice (US Form)

SKYFENCE NETWORKS LTD.

2013 SHARE INCENTIVE PLAN

Personal - Confidential

Dear                     ,

NOTICE OF AN OPTION AWARD

We, Skyfence Networks Ltd. (the “Company”), pursuant to our “Skyfence Networks Ltd. 2013 Share Incentive Plan” (the “Plan”), hereby grant you options (the “Options”) to purchase the number of shares of the Company’s Ordinary Shares, nominal value NIS 0.01 each (the “Shares”) set forth below. The options are subject to all of the terms and conditions as set forth herein and in the Plan, all of which are incorporated herein in their entirety.

Capitalized terms used but not defined in this Award Notice shall have the meaning given them in the Plan.

Name of Grantee:
Date of Grant:
Number of Shares Subject to Options:
Exercise Price Per Option:
Expiration Date:

Type of Grant: Incentive Stock Options

Vesting Schedule:

                     options shall vest on                     , and the remaining                      shall vest in twelve (12) consecutive equal installments upon the lapse of each three-month period thereafter.

Upon your Cessation of Service within 12 month period following a Corporate Transaction other than for Cause (as such terms are defined in the Plan), the vesting schedule of all of the unvested Options shall be accelerated, such that all Options shall become fully vested and exercisable immediately following such a Date of Cessation (as defined in the Plan).

[The Award Notice continues on the next page]

This Award Notice demonstrates our deep appreciation of your productive work with, or service to, the Company and your contribution to its success. This Award Notice is aimed at fostering your future participation in the Company’s activity and growth. We wish you and all of us much success in our joint path.

We wish to remind you that the details of this Award Notice are personal and confidential. Please do not discuss the matter with any person other than with the CEO of the Company.

The main terms of the Options, including your right to exercise such Options, are detailed in the Plan and in this Award Notice. Furthermore, the Options are subject to the following provisions:

1.	Exercise of Options:

The Options are exercisable by you, subject to the aforesaid and to the other terms of the Plan, following the lapse of their Vesting Schedule and until their Expiration Date, as defined above (the “Exercise Period”). In the event any Options remain unexercised following the lapse of the Exercise Period, such Options and all the rights attached thereto shall expire.

Once the Options may be exercised (subject to the provisions hereto) and all other conditions for exercising the Options are fulfilled, you are entitled to notify the Company’s CEO), by delivering a “Notice of Exercise” (in the form attached hereto as Exhibit A), that you wish to exercise a certain number of Options (but not more than the number of Options that have become exercisable until such date). The Notice of Exercise shall be accompanied by payment for the Shares, equal to the product of (x) the number of Options you wish to exercise, and (y) the Exercise Price.

2.	Tax Status of Options:

The Options, which are granted to you herewith, are intended to be qualified as Incentive Stock Options pursuant to Section 422 of the Internal Revenue Code of 1986 (as defined in the Plan).

YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING AND EXERCISING OPTIONS OR OF DISPOSING YOUR OPTIONS OR SHARES.

3.	Proxy and Power of attorney:

Notwithstanding anything herein to the contrary, including the provisions of Section 1 above and Section 5.2 of the Plan, and as a condition precedent to the Company’s issuance of Options and Shares under the Plan, you are required to execute and deliver to the Company an irrevocable proxy and power of attorney in the form attached hereto as Exhibit B, appointing as your proxy, attorney and agent the Chairman of the Board of Directors of the Company (“Board”) or any other person designated by the Board or a Committee formed by the Board for such purpose. The Exercised Shares (as defined in the Plan) will be voted in the same proportion as the result of the shareholders vote in respect of which such shares are being cast. Such proxy shall terminate and be of no further force and effect upon a consummation of an IPO (as defined in the Plan).

4.	The Plan:

A more detailed outline of the terms relating to the Options is contained in the Plan, as adopted by the Board. The Plan is held by the Company’s CEO, and you are requested to thoroughly review its terms and provisions. Should you require further explanations - please contact the Company’s CEO who shall endeavor to assist you as much as possible.

5.	Participation in the Plan:

Your participation in the Plan is conditioned upon your signing this Award Notice, the undertaking below and the proxy, and meeting all the requirements set by law for the award of options.

6.	Non-Transferability:

The Options that are granted to you are not transferable, except for transfer by will or by laws of descent or distribution. In addition, your rights to sell Exercised Shares may be subject to certain limitations imposed by applicable law, and to any request made by the Company or its underwriters, if applicable (including a lock-up period), from time to time, or upon a specific occurrence, and you hereby unconditionally agree and accept any such limitations.

7.	Cessation of Service:

According to the Plan, upon cessation of your services with the Company, all the Options that were granted to you and not yet vested shall expire immediately. Options that have already vested and are exercisable will be exercisable for a period of three (3) months from the date of cessation of your employment or service (but no later than the Expiration Date of the Options). Provided, however, that in circumstances of your death, within such a period, such Options (to the extent vested on such date of cessation) shall be exercisable by your legal representative, estate or other person to whom your rights will be transferred by will, or by laws of descent or distribution, at any time until the lapse of twelve (12) months from such date of cessation (but in no event after the Expiration Date of such Options), and shall thereafter terminate.

Notwithstanding the aforesaid, if the cessation of your services is for Cause, all the Options whether vested or not shall ipso facto terminate immediately and be of no legal effect.

Upon cessation of your services in the Company as a result of death, or disability, the Options that were granted to you and are exercisable, will be exercisable by you, or by your legal representative, estate or other person to whom your rights are transferred by will or by laws of descent or distribution at any time until the lapse of twelve (12) months from such date of the cessation of your employment or service.

8.	Reading the Plan:

It is hereby clarified that reading this Award Notice is not, and cannot be, a substitute for the full and thorough reading of the Plan. The Plan includes important details that you should know and understand. In any case of contradiction between the aforesaid in this Award Notice and the Plan, or in any case of dispute on any of the issues discussed in this Award Notice, the provisions of the Plan shall prevail.

Lastly, we remind you once again that the Company’s CEO shall assist you in any way and provide you any required explanation in relation to the exercise of your rights according to this Award Notice.

Wishing you best regards,

Sincerely yours,

Skyfence Networks Ltd.

Consent

I understand that the Plan and this Award Notice, constitute the entire agreement between me and the Company with respect to the Options granted hereunder and supersede in their entirety all prior undertakings and agreements of the Company and myself, both written and oral, with respect to the Options granted hereunder (including the shares underlying such Options). I have reviewed the Plan and this Award Notice in their entirety, and had an opportunity to obtain the advice of counsel prior to executing this Award Notice and fully understand all provisions of this Award Notice.

I hereby approve and agree to all the aforesaid in this Award Notice. I hereby undertake to pay all applicable taxes upon vesting, if exist, and, in addition, not to sell or transfer the Options and/or the Exercised Shares, unless I pay all taxes, which may arise in connection with such sale and/or transfer.

I further hereby approve that I understand that the amendment of the original Exercise Price of the Options by the Board, may result in adverse tax consequences to me, and I undertake to pay all applicable taxes that may apply with respect to the Options.

Grantee’s Name:	Signature:
Date:

Attached:

Exhibit A – Notice of Exercise

Exhibit B – Irrevocable Proxy and Power of Attorney

Exhibit A

Notice of Exercise

Date:

To

Skyfence Networks Ltd.

Dear Sirs,

Re: Skyfence Networks Ltd. (the “Company”)

I am the holder of                      options (the “Options”), which are exercisable into ordinary shares of the Company, nominal value of NIS 0.01 each (the “Shares”) according to the “Skyfence Networks Ltd. 2013 Share Incentive Plan”.

I know that the vesting schedule of the Options is as detailed in the “Notice of an Option Award”, which was signed by me on                     .

I would like to exercise          Options into      Shares.

Yours Truly,
Name:
Signature:

Exhibit B

IRREVOCABLE PROXY AND POWER OF ATTORNEY

I, the undersigned, hereby irrevocably appoint the Chairman of the Board of Directors of Skyfence Networks Ltd. (the “Board”), a Company incorporated in Israel (the “Company”), or any other person designated by the Board from time to time for such purpose (with the power of delegation) as my proxy (the “Agent”) to represent me and to vote in my name and on my behalf at all annual or special meetings of the shareholders of the Company (including class meetings) in the same proportion as the result of the shareholders vote in respect of which such shares are being cast, to sign on my behalf any written consents of shareholders of the Company, and to receive all notices with respect to the above, with respect to the number of shares of all classes of the Company registered in my name at any time and from time to time. Until the consummation of the Company’s Initial Public Offering (the “IPO”), any and all voting rights the undersigned may have with respect to the shares of the Company shall be exercised exclusively by this Proxy and Power of Attorney.

I, the undersigned, hereby irrevocably authorize and grant power of attorney to the Agent, in respect of any shares of all classes of the Company registered in my name at any time and from time to time, Until the consummation an IPO, to exercise every right, power and authority with respect to the shares and to sign in my name and on my behalf any agreement, document and/or instrument, and any affidavit or approval with respect to the shares or to the rights which they represent in the Company in as much as the Agent shall deem it necessary or desirable to do so. In addition and without derogating from the generality of the foregoing, I hereby irrevocably authorize and grant power of attorney to the Agent to sign any agreement, document and/or instrument as aforesaid and any affidavit or approval and/or to make and execute any undertaking in my name and on my behalf if the Proxy shall, at his sole discretion, deem it is necessary or desirable for purposes of any placement of securities of the Company, whether private or public (including lock-up arrangements and undertakings), for purposes of a merger of the Company with another entity, whether the Company is the surviving entity or not, for purposes of any reorganization or recapitalization of the Company or for purposes of any purchase or sale of assets or shares of the Company.

I, the undersigned, hereby further undertake to cooperate with the Agent, and to sign, if so requested by the Agent any additional document and/or instrument which the Agent might, from time to time, consider necessary or desirable in order to perform this Proxy and Power of Attorney.

This Proxy and Power of Attorney shall expire automatically and be of no further force or effect immediately upon the consummation of an IPO, and shall be irrevocable until such time. The expiration of this Proxy and Power of Attorney shall in no manner effect the validity of any action taken hereunder or of any agreement, document, instrument, affidavit or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.

The proxy granted hereby: (i) is a special proxy and power of attorney coupled with an interest and is irrevocable; (ii) shall survive the bankruptcy, death, adjudication of incompetence or insanity or dissolution of the undersigned and its transferees, (iii) shall survive the transfer of the Shares, until duly replaced by a similar Proxy executed by the transferee; and (iv) is perpetual except that it shall terminate upon the effective date of an IPO.

IN WITNESS WHEREOF, I have executed this Irrevocable Proxy and Power of Attorney on the      day of                     ,             .

GRANTEE:
Name:
Signature: